UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2003

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (408) 579-2800

Not Applicable

(Former name or former address, if changed since last report)

Item 12.    Results of Operations and Financial Condition.

The information in this section is being furnished to, but not filed with, the Securities and Exchange Commission (“SEC”) solely under Item 12 of Form 8-K, “Results of Operations and Financial Condition,” pursuant to interim procedures promulgated by the SEC in Release No. 33-8216 issued on March 27, 2003.

On April 7, 2003, Extreme Networks, Inc. (“Extreme”) issued a press release and held a conference call regarding its financial results for the period ending March 31, 2003. Extreme filed a copy of the press release, and certain forward-looking disclosures that Extreme made during the call, with the SEC on Form 8-K on April 8, 2003. A copy of the transcript of the conference call is filed herewith as Exhibit 99.1. This exhibit is incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements about Extreme’s new technology and product introduction cycles. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: (i) a limited operating history and limited history of profitability that make it more difficult to predict results; (ii) current economic trends in worldwide geographic markets; (iii) the effectiveness of Extreme’s cost reduction efforts; (iv) fluctuations in demand for Extreme’s products and services; (v) a highly competitive business environment for network switching equipment; (vi) the possibility that Extreme might experience delays in the development of new technology and products; (vii) customer response to Extreme’s new technology and product; and (viii) a dependency on third parties for certain components and for the manufacturing of Extreme’s products. More information about potential factors that could affect Extreme’s business and financial results is included in its Annual Report on Form 10-K for the year ended June 30, 2002, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the SEC (http://www.sec.gov). Extreme does not undertake an obligation to update forward-looking statements.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Transcript of conference call that Extreme conducted on April 7, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTREME NETWORKS, INC.

Date: April 10, 2003	By:	/S/ HAROLD L. COVERT

Harold L. Covert Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of conference call that Extreme conducted on April 7, 2003.

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